UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 7, 2014

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 7, 2014, at the 2014 Annual Meeting of Stockholders (the Annual Meeting) of Gilead Sciences, Inc. (Gilead), the stockholders of Gilead approved an amendment to Gilead’s Restated Certificate of Incorporation to designate Delaware Chancery Court as the exclusive forum for certain legal actions. The Restated Certificate of Incorporation, as amended through May 7, 2014, is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 7, 2014 in Millbrae, California. Of the 1,537,853,414 shares of the Company's common stock entitled to vote at the meeting, 1,347,291,083 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.
Gilead’s stockholders elected 10 directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Shares Voted For	Shares Voted Against	Votes Withheld	Broker Non-Votes
John F. Cogan	1,221,664,955	6,576,789	3,697,398	115,351,928
Etienne F. Davignon	1,215,257,939	12,772,951	3,908,252	115,351,928
Carla A. Hills	1,222,070,204	5,596,924	4,272,014	115,351,928
Kevin E. Lofton	1,221,763,317	6,460,762	3,715,063	115,351,928
John W. Madigan	1,219,959,725	7,993,451	3,985,966	115,351,928
John C. Martin	1,196,377,564	26,939,627	8,621,951	115,351,928
Nicholas G. Moore	1,220,950,380	7,313,305	3,675,457	115,351,928
Richard J. Whitley	1,222,948,927	5,275,536	3,714,679	115,351,928
Gayle E. Wilson	1,209,940,552	17,491,328	4,507,262	115,351,928
Per Wold-Olsen	1,224,294,149	3,954,837	3,690,156	115,351,928

Gilead’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of Gilead's Board of Directors as its independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal received the following votes:

Votes For	1,319,347,315
Votes Against	24,436,866
Abstentions	3,506,902

Gilead’s stockholders approved an amendment to Gilead's Restated Certificate of Incorporation to designate Delaware Chancery Court as the exclusive forum for certain legal actions. The proposal received the following votes:

Votes For	826,379,771
Votes Against	402,305,485
Abstentions	3,253,899
Broker Non-Votes	115,351,928

Gilead’s stockholders approved the advisory resolution approving the compensation of Gilead's named executive officers as presented in its 2014 proxy statement related to the Annual Meeting. The proposal received the following votes:

Votes For	1,202,801,103
Votes Against	23,597,368
Abstentions	5,540,684
Broker Non-Votes	115,351,928

Gilead’s stockholders did not approve a stockholder proposal requesting that Gilead's Board of Directors adopt a policy that the Chairman of the Board of Directors be an independent director. The proposal received the following votes:

Votes For	401,935,319
Votes Against	825,562,847
Abstentions	4,440,989
Broker Non-Votes	115,351,928

Gilead’s stockholders did not approve a stockholder proposal requesting that Gilead's Board of Directors take steps to permit stockholder action by written consent. The proposal received the following votes:

Votes For	587,636,626
Votes Against	637,162,358
Abstentions	7,140,171
Broker Non-Votes	115,351,928

Gilead’s stockholders did not approve a stockholder proposal requesting that Gilead's Board of Directors adopt a policy that incentive compensation for the Chief Executive Officer include non-financial measures based on patient access to Gilead’s medicines. The proposal received the following votes:

Votes For	26,726,195
Votes Against	1,048,057,432
Abstentions	157,155,528
Broker Non-Votes	115,351,928

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended through May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Executive Vice President and Chief Financial Officer

Date:    May 8, 2014